Exhibit 10.1

José A. Collazo

8th November, 2004

Infonet Services Corporation

2160 E. Grand Avenue

El Segundo, CA 90245

Ladies and Gentlemen:

In exchange for the payment of $4,500,000 (the “Payment”) to José A. Collazo (“JAC”) by Infonet Services Corporation (“ISC”) on or before November 30, 2004, JAC agrees that his employment agreement will be modified so that, in the event of JAC’s termination without Cause or for Good Reason, the total value of the Separation Payments and the Benefits payable on account of such termination shall not exceed $8 million, and the value otherwise payable to JAC under the employment agreement shall be reduced by the Payment. Notwithstanding the preceding sentence, Infonet retains its right to argue that such Separation Payments and Benefits have a value less than $8,000,000.

Upon acceptance of this agreement by Infonet and the execution of the Infonet/British Telecommunications plc merger agreement, it shall be binding, whether or not a more formal agreement is executed. The modifications to the employment agreement described in the preceding paragraph shall only be effective if the merger is not consummated.

Very truly yours,

/s/ José A. Collazo
José A. Collazo